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                                                                 EXHIBIT 10.9


                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT is made and entered into on December 31, 1996 ("Employment Agreement"), by and among BEVERAGE WORKS, INC., a California corporation ("Employer"), and LYLE R. MAUL ("Employee"). This Agreement shall be effective as of the close of the Employer's initial public offering.

         WHEREAS, Employer wishes to employ Employee as Chief Financial Officer and Chief Operating Officer, with such other duties and responsibilities as Employer may reasonably assign to Employee consistent with the nature and character of such employment (the "Position"), and Employee wishes to accept such employment subject to the terms and conditions of this Employment Agreement; and

         WHEREAS, Employer is in the business of producing beer and other beverages, and performs services related thereto, and markets such products and services in the United States and in various foreign countries and has accumulated valuable and confidential information including trade secrets and know-how relating to technology, manufacturing procedures, formulas, machines, marketing plans, sources of supply, business strategies, and other business records; and

         WHEREAS, the giving of the covenants contained herein is a condition precedent to the employment of Employee in the Position and Employee acknowledges that the execution of this Employment Agreement and the entering into of these covenants is an express condition of his employment in the Position and that said covenants are given in consideration for such employment and the other benefits conferred upon him by this Employment Agreement.

         NOW, THEREFORE, in consideration of such employment and other valuable consideration, receipt of which is hereby acknowledged Employer and Employee agree as follows:

         1. DUTIES OF EMPLOYEE. Employer hereby employs Employee as its Chief Financial Officer and Chief Operating Officer and agrees to cause Employee from time to time to be elected or appointed to such corporate offices or positions. Employee shall serve in such capacity at Employer's office, or at such other place as Employer may direct provided that Employer shall not direct or cause Employee to perform his services from an office outside of Los Angeles County, California without Employee's prior written consent. Employee's principal duties and responsibilities shall consist of Employee's corporate offices and positions which are set forth in the by-laws of Employer from time to time, over-all responsibility for the development and implementation of Employer's corporate finance, acquisition strategy, budgeting and accounting, and such other duties and responsibilities consistent with Employee's corporate offices and positions which the Board of Directors or Chief Executive Officer of Employer, from time to time may assign to Employee. Employee shall perform such other services and duties as may from time to time be assigned to Employee by Employer's Board of Directors provided that such other services and duties are not inconsistent with any other term of this Employment Agreement. Except during vacation periods or in accordance with Employer's personnel policies covering executive leaves and reasonable periods of illness or
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other incapacitation, Employee shall devote full-time his services to Employer's business and interests in a manner consistent with Employee's title and office and Employer's needs for his services. Employee shall perform the duties of Employee's office and those assigned to Employee by Employer's Board of Directors with fidelity, to the best of Employee's ability, and in the best interests of Employer.

         2. TERM OF EMPLOYMENT. Employer hereby employs Employee, and Employee hereby accepts employment with Employer, for four (4) years commencing on the date of this Employment Agreement ("Employment Period"). Notwithstanding anything in this Section 2 to the contrary, this Employment Agreement may be terminated at any time in accordance with Section 6.

         3.       COMPENSATION OF EMPLOYEE.

                  3.1 Base Compensation. As compensation for Employee's services hereunder, Employee shall receive a base salary (the "Base Salary") at an annual amount of not less than One Hundred Fifty Thousand Dollars ($150,000) payable in bi-monthly installments of Six Thousand, Two Hundred Fifty ($6,250) each, or a ratable portion thereof for periods of less than one-half month. The Board or the Compensation Committee of the Board shall review the Base Salary at least annually as of the payroll date nearest the anniversary of this Employment Agreement; and Employer agrees to make such increases in the Base Salary as the Board may approve from time to time. Once established at a specific increased annual rate, the Base Salary may not be reduced by Employer without Employee's written consent.

                  3.2 Car Allowance. In addition, Employee shall be entitled to a monthly car allowance of Five Hundred Dollars ($500), which shall be paid to Employee concurrently with the second (2nd) installment of Employee's monthly base compensation. The monthly car allowance shall be increased by Fifty Dollars ($50) each calendar year commencing January 1, 1997.

                  3.3 Non-accountable T&E Allowance. In addition, Employee shall be entitled to a monthly non-accountable travel & entertainment allowance of Five Hundred Dollars ($500), which shall be paid to Employee concurrently with the second (2nd) installment of Employee's monthly base compensation.


                  3.4 Bonuses. The Board of Directors, (or a management compensation committee of the board of directors, if any), may award a cash bonus to Employee at the board's or committee's discretion.


         4. EXPENSE REIMBURSEMENTS. Employee shall promptly be reimbursed for reasonable and actual out-of-pocket expenses incurred by Employee in performance of Employee's duties and responsibilities hereunder in accordance with Employer's established personnel policy covering executive officer expense reimbursements, as such policy may be amended, revised or otherwise changed from time to time. Employee shall furnish proper vouchers and expense reports and shall be reimbursed only for those expenses which shall be reimbursable.

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         5.       VACATION, SICK LEAVE AND OTHER FRINGE BENEFITS. Employee shall be entitled to four (4) weeks vacation per every twelve (12) month period of employment hereunder and no more than two (2) weeks vacation at a time. Employee shall also be entitled to leaves for illness or other incapacitation as is consistent with Employee's title and Employer's needs for Employee's services, except as otherwise provided for in Section 6.2. Commencing with calendar year 1997, Employee shall receive Two Thousand Five Hundred Dollars ($2,500) for 1997 and Five Thousand Dollars ($5,000) annually thereafter for life insurance, which Employee shall have sole authority to appoint beneficiaries, and shall receive Two Thousand Five Hundred Dollars ($2,500) for 1997 and Five Thousand Dollars ($5,000) annually thereafter for personal legal and accounting services.
Employee shall be entitled to full health and dental insurance coverage, including covering any deductible, for Employee, Employee's spouse and minor children. Employee shall be entitled during Employee's employment hereunder to share or participate in such medical insurance programs or other "fringe" benefit plans or programs as shall be made available to employees employed by Employer generally, in accordance with Employer's established personnel policies, if any, or as established, amended, revised or otherwise changed from time to time, covering employee benefits.

         6.       TERMINATION.

                  6.1 Termination by Employer for Cause. Employer may terminate this Employment Agreement and Employee's employment hereunder for Cause (as defined herein) any time effective upon written notice to Employee. As used herein, the term "Cause" shall mean:

                           6.1.1 Habitual neglect in the performance of
Employee's material duties as set forth in Section 1 which continues uncorrected for a period of thirty (30) days after written notice thereof by Employer to Employee;

                           6.1.2    Employee's confession or conviction of
theft, fraud, embezzlement, or any other crime involving dishonesty with respect to Employer or any parent, subsidiary or affiliate of Employer;

                           6.1.3    Gross negligence involving misfeasance or
nonfeasance by Employee in the performance of Employee's material duties as set forth in Section 1 which continues uncorrected for a period of thirty (30) days after written notice thereof by Employer to Employee;

                           6.1.4    Material violation by Employee of the
provisions of Section 8; or

                           6.1.5    The representations in Section 7 were
materially false as of the date of this Employment Agreement.

In no event shall the results of Employer's operations or any business agreement made in good faith by Employee constitute an independent basis for termination for cause of Employee's employment under this Employment Agreement. Any termination of Employee's employment

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for cause must be authorized by a majority vote of the Board taken not later than twelve (12) months after a majority of the members of the Board (other than Employee) have actual knowledge of the occurrence of the event or conduct constituting the cause for such termination. If Employee's employment under this Employment Agreement is terminated by Employer for cause, then Employee shall be entitled to receive his Base Salary through the effective date of such termination.

                  6.2 Termination Upon Death or Disability. This Employment Agreement and Employee's employment hereunder shall terminate upon Employee's death or Disability (as defined herein). For this purpose "Disability" means incapacity, whether by reason of physical or mental illness or disability, which prevents Employee from substantially performing Employee's material duties as set forth in Section 1 for six (6) months, or for shorter periods aggregating six (6) months in any twelve (12) successive calendar months. Upon termination for death, and unless Employer shall have in force a disability insurance policy providing for benefits in an amount at least equal thereto, upon termination for Disability, Employer shall continue to pay the compensation payments pursuant to
Section 3 to the surviving spouse of Employee (or if there is none to Employee's estate) in the case of death and to Employee or Employee's court appointed conservator in the case of Disability until the date three (3) months thereafter. Termination for death shall become effective upon the occurrence of such event and termination for Disability shall become effective upon written notice to Employee.

                  6.3 Events Upon Termination. The termination of this Employment Agreement pursuant to Section 6.1 and 6.2 shall also result in the termination of all rights and benefits of Employee under this Employment Agreement except for any rights to compensation accrued under Section 3 prior to the date of termination or rights to expense reimbursement under Section 4.

                  6.4 Payments As Liquidated Damages. In the event Employer elects to terminate this Employment Agreement prior to the scheduled termination date for any reason other than Cause, Employer shall continue to make the compensation payments specified in Section 3 hereof for the entire term, through and including the scheduled termination date, and such payments shall be deemed to be liquidated damages for the damage done to Employee's reputation and for having foregone the opportunity to pursue other employment opportunities while performing services pursuant to this Employment Agreement. Employer hereby agrees that such amount shall constitute a realistic and reasonable valuation of the damages with respect to Employee's claims, and Employee shall not be required to mitigate his damages by seeking other business, as the damages resulting to him as a result of the loss of the unique business arrangement set forth herein could not be mitigated by seeking business elsewhere, nor shall any monies earned by Employee in any capacity after such termination, attempted termination or breach act to reduce such damages.

         7. EMPLOYEE'S REPRESENTATIONS. Employee represents and warrants that Employee is free to enter into this Employment Agreement and to perform each of the provisions contained herein. Employee represents and warrants that Employee is not restricted or

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prohibited, contractually or otherwise, from entering into and performing this
Employment Agreement, and that Employee's execution and performance of this Employment Agreement is not a violation or breach of any agreement between Employee and any other person or entity.

         8.       NONDISCLOSURE OF CONFIDENTIAL INFORMATION;
                  OWNERSHIP OF INTELLECTUAL PROPERTY RIGHTS;
                  NON COMPETITION; COVENANT NOT TO COMPETE .

                  8.1 Nondisclosure of Confidential Information. During the term of this Employment Agreement and at all times thereafter, Employee will keep confidential and will not directly or indirectly divulge to anyone nor use or otherwise appropriate for Employee's own benefit, or on behalf of any other person, firm, partnership or corporation by whom Employee might subsequently be employed or otherwise associated or affiliated with, any Confidential Information (as defined herein). For this purpose, "Confidential Information" means any and all customer lists, product formulations, arrangements with distributors and parties for whom Employer does contract brewing, marketing information or strategies, trade secrets or other confidential information of any kind, nature or description concerning any matters affecting or relating to the business of Employer or any affiliate which derives economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use and which is subject to efforts by Employer that are reasonable under the circumstances to maintain its secrecy.

                  8.2 Employer Intellectual Property Rights. All intellectual property rights, whether or not patentable or copyrightable, which
(i) are made or developed with the equipment, supplies, facilities, product formulations, trade secrets, time or other assets of Employer; (ii) relate to the business, including anticipated research or development, of Employer, or
(iii) result from work performed by Employee for Employer, are and shall remain the sole property of Employer, and upon request made by Employer, Employee shall assign any and all rights, including patents and patent rights, trade mark and trade dress rights, Employee may have therein to Employer. This Section 8.2 does not apply to any intellectual property rights which are specifically enumerated in Schedule 8.2 or are the subject of Section 2870 of the California Labor Code.

                  8.3 Employer Materials. All reports and analysis, designs, drawings, contracts, contractual arrangements, specifications, computer software, computer hardware and other equipment, computer printouts, computer disks, documents, memoranda, notebooks, correspondence, files, lists and other records, and the like, and all photocopies or other reproductions thereof, affecting or relating to the business of Employer which Employee shall prepare, use, construct, observe, possess or control ("Employee Materials"), shall be and remain the sole property of Employer. Upon termination of this Employment Agreement, Employee shall deliver promptly to Employer all such Employer Materials.

                  8.4 Certain Restrictions on Business Activities. During the term of this Employment Agreement, Employee agrees that:

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                           8.4.1    Business Activities. He will not, directly
or indirectly, own an interest in, operate, join, control or participate in, or be connected as an officer, employee, agent, independent contractor, partner, shareholder or principal of any corporation, partnership, proprietorship, firm, association, person or other entity providing services and/or products or a combination thereof which directly or indirectly compete with Employer's business, and he will not undertake planning for or organization of any business activity competitive with Employer's business or combine or conspire with other employees or representatives of Employer's business for the purpose of organizing any such competitive business activity, except the purchase of less than ten percent (10%) of the stock of a publicly traded company which is not affiliated with Employer.

                           8.4.2    Solicitation of Customers, Etc. He will not,
directly or indirectly, either for himself or for any other person, firm or corporation, divert or take away or attempt to divert or take away (and after the term of this Employment Agreement, call on or solicit or attempt to call on or solicit) any of Employer's customers or distributors, including but not limited to, those upon whom Employee called or whom Employee solicited or serviced or with whom Employee became acquainted while engaged as an employee in Employer's business.

                           8.4.3    Solicitation of Employees, Etc. He will not,
directly or indirectly or by action in concert with others, induce or influence (or seek to induce or influence) any person who is engaged (as an employee, agent, independent contractor or otherwise) by Employer to terminate his or her employment or engagement.

                  8.5      Covenant Not to Compete.

                           8.5.1    Obligations of Employee. Employee
acknowledges that, as a key management employee, Employee will be involved, on a high level, in the development, implementation and management of the business strategies and plans of Employer, which shall also consist of such other business, units, divisions, subsidiaries or other entities of Employer as Employer shall determine in its sole discretion from time to time (the "Business"). By virtue of Employee's unique and sensitive position and special background, employment of Employee by a competitor of Employer represents a serious competitive danger to Employer and the Business, and the use of Employee's talent and knowledge and information about Employer or the Business can and would constitute a valuable competitive advantage over Employer and the Business. In view of the foregoing, Employee covenants and agrees that, if Employee's employment with Employer is terminated by Employee or for cause at any time, for a period of one year after the date of such termination, but not longer than the term of this Employment Agreement under Section 2 had employment not been terminated, Employee will not engage or be engaged, in any capacity, directly or indirectly, including but not limited as employee, agent, consultant, manager, executive, owner or stockholder (except as a passive investor holding less than a 1% equity interest in any enterprise the securities of which are publicly traded) in any business entity doing business in the United States engaged in competition with any business conducted by Employer on the date of termination. This Covenant Not to Compete shall survive the termination or expiration of the other provisions of this Employment Agreement. If any

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court determines that this Covenant Not to Compete, or any part thereof, is unenforceable because of the duration or geographic scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

                           8.5.2    Continuing Obligations. Employee agrees
that, for one year following his termination of employment with Employer, Employee shall keep Employer informed of the identification of Employee's employer and the nature of such employment or of Employee's self-employment. Employer agrees that, within fifteen (15) days after receiving notice pursuant to this section of the identification of the prospective employer, the nature of the employment or self-employment or any change therein, Employer will advise Employee as to whether such employment constitutes a violation of Section 8.5.1 hereof.

                           8.5.3    Injunctive Relief. Employee acknowledges
that the violation of the covenants contained in this Section 8.5 would be detrimental and cause irreparable injury to Employer and its affiliates which could not be compensated by money damages. Employee agrees that an injunction from a court of competent jurisdiction is the appropriate remedy for these provisions, and consents to the entry of an appropriate judgment enjoining Employee from violating these provisions in the event there is a find of their breach.

                  8.6 Severability. Employee agrees, in the event that any provision of this Section 8 or any word, phrase, clause, sentence or other portion thereof shall be held to be unenforceable or invalid for any reason, such provision or portion thereof shall be modified or deleted in such a manner so as to make this Section 8 as modified legal and enforceable to the fullest extent permitted under applicable laws. The validity and enforceability of the remaining provisions or portions thereof shall not be affected thereby and shall remain valid and enforceable to the fullest extent permitted under applicable laws. A waiver of any breach of the provisions of this Section 8 shall not be construed as a waiver of any subsequent breach of the same or any other provision.

         9. MERGER, ETC., OF EMPLOYER. In the event of a future disposition of (or including) the properties and business of Employer, substantially or in its entirety, by merger, consolidation, sale of assets, or otherwise, then Employer may assign this Employment Agreement and all of the rights and obligations of Employer under this Employment Agreement to the acquiring or surviving corporation; provided, that such acquiring or surviving corporation shall assume in writing all of the obligations of the companies under this Employment Agreement; and provided further, that the companies (in the event and so long as they or either of them remains in business as an independent going enterprise) shall remain jointly and severally liable for the performance of their obligations under this Employment Agreement in the event of an unjustified failure of the acquiring corporation to perform its obligations under this Employment Agreement.

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         10.      GENERAL PROVISIONS.

                  10.1 Severable Provisions. The provisions of this Employment Agreement are severable, and if any one or more provisions may be determined to be judicially unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

                  10.2 Assignment. Neither this Employment Agreement nor any of the rights or obligations of Employee or Employer hereunder shall be assignable.

                  10.3 Arbitration. Any dispute arising under or in connection with this Employment Agreement shall be subject to arbitration before the American Arbitration Association ("AAA") at the facility nearest Employer's principal place of business.

                  10.4 Attorneys' Fees. If any legal action arises under this Employment Agreement or by reason of any asserted breach of it, the prevailing party shall be entitled to recover all costs and expenses, including reasonable attorneys' fees, incurred in enforcing or attempting to enforce any of the terms, covenants or conditions, including costs incurred prior to commencement of legal action, and all costs and expenses, including reasonable attorneys' fees, incurred in any appeal from an action brought to enforce any of the terms, covenants or conditions.

                  10.5 Notices. Any notice to be given to Employer under the terms of this Employment Agreement shall be addressed to Employer at the address of Employer's principal place of business, with a copy to Hecht & Steckman, P.C., 60 East 42nd Street, Suite 5101, New York, New York 10165-5101, Attn:
James G. Smith, Esq., and any notice to be given to Employee shall be addressed to Employee at his home address last shown on the records of Employer, or at such other address as either party may hereafter designate in writing to the other. Any notice required or permitted under this Employment Agreement shall be in writing and shall be deemed effective: (i) upon receipt in the event of delivery by hand, including delivery made by private delivery or overnight mail service where either the recipient or delivery agent executes a written receipt or confirmation of delivery; or (ii) 48 hours after deposited in the United States mail, registered or certified mail, return receipt requested, postage prepaid.

                  10.6 Waiver. Either party's failure to enforce any provision or provisions of this Employment Agreement shall not in any way be construed as a waiver of any such provision or provisions, or prevent that party thereafter from enforcing each and every other provision of this Employment Agreement.

                  10.7 Entire Agreement; Amendments. This Employment Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Employee by Employer and contains all of the covenants and agreements between the parties with respect to the employment of Employee by Employer. Each party to this Employment Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of

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any party, which are not embodied herein, and that no other agreement, statement or promise not contained in this Employment Agreement will be effective only if it is in writing signed by the party to be charged.

                  10.8 Titles and Headings. Titles and headings to sections of this Employment Agreement are for the purpose of reference only and shall in no way limit, define or otherwise affect the interpretation or construction of such provisions.

                  10.9 Counterparts. This document may be executed in one or more counterparts each of which shall be deemed to be an original and all of which together shall constitute a single agreement.

                  10.10 Governing Law. This Employment Agreement shall be governed by and construed in accordance with the laws of the State of California.

         IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the day and year first above written.

                                        EMPLOYEE:

                                        /s/ LYLE R. MAUL
                                        -------------------------------------
                                        LYLE R. MAUL


                                        EMPLOYER:

                                        BEVERAGE WORKS, INC.
                                        a California corporation

                                        /s/ FREDERIK G.M. RODENHUIS
                                        -------------------------------------

                                        By: FREDERIK G.M. RODENHUIS
                                           ----------------------------------

                                        Title: CEO
                                              -------------------------------

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